UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2019

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

114 East Main Street Ayer, Massachusetts	01432

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	AMSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On May 21, 2019, John W. Wood, Jr., informed the Board of Directors of American Superconductor Corporation (the “Company”) of his resignation from the Board of Directors of the Company (the “Board”), effective at 5 p.m. eastern time on Friday, May 24, 2019 (the “Effective Time”).

(d)         On May 21, 2019, the Board elected a new director, Barbara G. Littlefield, effective at the Effective Time. Ms. Littlefield will also be appointed to the Audit Committee of the Board (the “Audit Committee”), effective as of the Effective Time. She has no relationships or transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are there any arrangements or understandings with other persons pursuant to which she was selected as a director.

Ms. Littlefield will be compensated for her service on the Board and the Audit Committee in accordance with the Company’s existing compensation arrangements for non-employee directors. Ms. Littlefield will receive an automatic grant of a number of options to purchase shares of common stock under the Company’s Amended and Restated 2007 Director Stock Plan (the “2007 Director Plan”) on the third business day following her election to the Board equal to (a) $40,000 divided by (b) the Black-Scholes value of an option to purchase one share of common stock. Under the 2007 Director Plan, these options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and become exercisable in equal installments over a two-year period.

In accordance with the Company’s existing compensation arrangements for non-employee directors, Ms. Littlefield also will receive a cash retainer of $35,000 per year for her service on the Board, to be paid in the form of a quarterly retainer of $8,750, and a cash retainer of $12,000 per year for her service on the Audit Committee. Pursuant to the 2007 Director Plan, Ms. Littlefield also will receive an annual equity award consisting of fully-vested shares of common stock with an aggregate value equal to $40,000, subject to proration for any partial fiscal year of service. The Company has agreed to pay Ms. Littlefield’s travel and accommodation expenses to attend meetings and other corporate functions, along with any taxes related to such payments.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: May 24, 2019	By:	/s/ John W. Kosiba, Jr.
John W. Kosiba, Jr. Senior Vice President and Chief Financial Officer